Share-holding Entrustment Agreement

Party A: WESTOW TECHNOLOGY LIMITED (hereinafter called as "entrusting party")
Party B: Liu Weiliang (hereinafter called as "entrusted share-holding party")

Whereas:

Party A will invest and set up Shenzhen Ceetop Technology Co., Ltd (hereinafter called as "target company"), the company intends to be registered as a company specialized in supply chain business and with registered capital of RMB 1 million Yuan. Party A will invest 1 million Yuan and hold 100% of the shares of the target company. At the same time, intends to register Party B to be the shareholder holding 40% shares in the shareholder registration roster of the target company.

Therefore, after friendly consultations between both Parties on the principle of equality and mutual benefit, Party A and Party B reached an agreement regarding the Party A entrusts Party B to hold the shares on behalf of Party A, as described in the following:

1. Entrustment content

Party A voluntarily entrusts Party B to hold the shares of Shenzhen Ceetop Technology Co., Ltd, and perform shareholders' rights on behalf of Party A. Party B voluntarily accepts Party A's entrustment and performs shareholders' rights on behalf of Party A.

2. Authorization of entrustment

The rights entrusted by Party A to Party B to perform on behalf of Party A include: Party B uses entrusted shares (40% total shares) as investment of Party B in Shenzhen Ceetop Technology Co., Ltd; Register Party B to be the shareholder in the shareholder registration roster of Shenzhen Ceetop Technology Co., Ltd; Perform shareholder's rights as the shareholder of Shenzhen Ceetop Technology Co., Ltd, including but not limited to charging dividend or bonus, participating the shareholder meeting, performing voting right; Perform shareholders' other rights as per relevant laws and regulations of Shenzhen Ceetop Technology Co., Ltd.

3. Party A's rights and obligations

3.1 Being as the actual investor of the investment, Party A has the right to enjoy actual shareholder's rights of Shenzhen Ceetop Technology Co., Ltd and has the right to obtain relevant investing income, obtain shareholder's rights and benefits formed by this investments, also enjoy the usufruct or disposal right of shareholder's rights and benefits formed by this investments (including, but not limited to the transfer of shareholders' rights and benefits, pledge, gift).

3.2 As entrustment party, Party A has RMB cash funding obligations in a timely manner based on this agreement, regulations and laws of Shenzhen Ceetop Technology Co., Ltd., and takes the full responsibilities in association with the risks within the limits of this investment.

3.3 Being as the actual holder of the shares of target company, Party A has the right to supervise and correct Party B's improper behaviors of entrustment as per this agreement.

4. Party B's rights and obligations

4.1 Party B promises that the rights entrusted by Party A to hold shares of Shenzhen Ceetop Technology Co., Ltd on behalf of Party A is restricted by content of this agreement. Under the condition of not obtaining Party A's written authorization, Party B is not permitted to make transference and disposal or set guarantee of any form for share-holding on behalf of Party A and all of benefits held by itself, moreover, Party B is not permitted to implement any other behaviors possibly damaging Party A's benefits

4.2 Party B promises to deliver all of benefits generated from share-holding on behalf of Party A to Party A timely (including cash dividend, bonus or any other benefit allocations).

4.3 Without Party A's written consent, Party B is not permitted to transfer the authority of entrustment to the Third Party to hold above-mentioned share-holding on behalf of the Party A, and enjoy shareholder's rights and benefits.

5. Confidentiality

Each party has obligation of confidentiality for any commercial information informed each other during implementation of this agreement by both parties, unless there is a clear evidence that the information belongs to the public information or the prior written authorization of other party. The obligation of confidentiality still remains even after the termination of this agreement. If one party breaches the obligations and causes damage to other party, the breach party shall compensate the consequential loss of other party.

6. Settlement of disputes

When there are disputes with respect to interpretation and implementation of items of this agreement, both parties shall settle disputes through friendly negotiation. If the disputes can't be settled through negotiation, any party can submit the relevant disputes to a court.

7. Other matters

7.1 This agreement is in duplicate and each party holds one with same legal effect.

7.2 This agreement will go into effect from the date of signature by both parties.

Party A: Westow Technology Limited	Party B: Weiliang Liu
Representative: Westow Technology Limited	Representative: Weiliang Liu
Date: February 6, 2013	Date: February 6, 2013

委托代持股权协议

甲方:WESTOW TECHNOLOGY LIMITED（以下称委托方）

乙方：刘伟良(以下称代持方)

鉴于：

甲方投资设立深圳市西拓科技有限公司（目标公司），该公司拟注册成为一家专门从事供应链等业务公司，注册资金为人民币 100 万元，甲方投入资金 100 万元，确认占目标公司 100%的股权，同时拟在目标公司股东名册显示乙方持有 40%的股权。

为此，甲、乙双方本着平等互利的原则，经友好协商，就甲方委托乙方代为持股事宜达成协议如下，以共同遵照执行：

一、委托内容

甲方自愿委托乙方作为自己对深圳市西拓科技有限公司出资的名义持有人，并代为行使相关股东权利，乙方自愿接受甲方委托并代为行使相关股东权利。

二、委托权限

甲方委托乙方代为行使的权利包括：由乙方以自己的名义将受托行使的代表股权（占总股本 40%的股权）作为出资深圳市西拓科技有限公司、在深圳市西拓科技有限公司股东登记名册上具名、以深圳市西拓科技有限公司股东身份参与深圳市西拓科技有限公司相应活动、代为收取股息或红利、出席股东会并行使表决权、以及行使公司法与章程授予深圳市西拓科技有限公司股东的其他权利。

三、甲方的权利与义务

1. 甲方作为上述投资的实际出资者，对深圳市西拓科技有限公司享有实际的股东权利并有权获得相应的投资收益，持有该等投资所形成的股东权益，而对该等出资所形成的股东权益享有收益权或处置权（包括但不限于股东权益的转让、质押、赠与）。

2. 作为委托人，甲方负有按照深圳市西拓科技有限公司章程、本协议及公司法的规定以人民币现金进行及时出资的义务，并以其出资额限度内一切投资风险。

3. 甲方作为目标公司股权的实际所有人，有权依据本协议对乙方不适当的受托行为进行监督与纠正。

四、乙方的权利与义务

1. 乙方承诺其所代持有的深圳市西拓科技有限公司股权受到本协议内容的限制。在未获得甲方书面授权的条件下，乙方不得对其所持有的“代表股权”及其所有收益进行转让、处分或设置任何形式的担保，也不得实施任何可能损害甲方利益的行为。

2. 乙方承诺将其未来所收到的因代表股份所产生的任何全部投资收益（包括现金股息、红利或任何其他收益分配）均全部转交给甲方，

3. 未经甲方事先书面同意，乙方不得转委托第三方持有上述代表股份及其股东权益。

五、保密条款

协议各方对本协议履行过程中所接触或获知的对方的任何商业信息均有保密义务，除非有明显的证据证明该等信息属于公知信息或者事先得到对方的书面授权。该等保密义务在本协议终止后仍然继续有效。任一方因违反该等义务而守约方造成损失的，均应当赔偿对方的相应损失。

六、争议的解决

凡因履行本协议所发生的争议，协议各方应友好协商解决，协商不能解决的，任何一方均有权将争议提请有管辖权的法院进行诉讼。

七、其他事项

1. 本协议一式二份，协议各方各持一份，具有同等法律效力。

2. 本协议自各方签字之日起生效。

甲方：

代表：For and on behalf of Westow Technology Limited 西拓科技有限公司

Authorised Signature(s)

乙方：

代表：

2013年2月26日